2Q24 Shareholder Letter

To Our AppLovin Shareholders: In the second quarter of 2024, we celebrated the first anniversary of our enhanced AXON technology. Reflecting on the past year, we're thrilled by the significant growth AXON drove for our advertising partners. AXON enhancements through ongoing self-learning and our dedicated development efforts have fueled robust business performance this quarter. In the second quarter, we generated revenue of $1.08 billion (+44% yr/yr), net income of $310 million (+286% yr/yr) at a net margin of 29%, and Adjusted EBITDA of $601 million (+80% yr/yr) at an Adjusted EBITDA margin of 56%. Net cash from operating activities was $455 million (+98% yr/ yr), with Free Cash Flow of $446 million (+102% yr/yr). At the end of 2Q24, we had $460 million in cash and cash equivalents and approximately 334 million shares of our Class A and Class B common stock outstanding. Our Software Platform revenue grew consecutively in Q2 to $711 million (+75% yr/yr), with Software Platform Adjusted EBITDA expanding from last quarter to $520 million (+91% yr/yr) at an Adjusted EBITDA margin of 73%. During the second quarter, we continued our share management activities, withholding a total of approximately 4.2 million shares of our Class A common stock for a total cost of $356 million in connection with net share settlement of vested equity awards. We also have approximately $500 million remaining under our $1.25 billion share repurchase authorization as of August 7th. Looking ahead to the third quarter of 2024, our outlook is as follows: Financial Guidance Summary1 3Q24 Total Revenue $1,115 to $1,135 million Adjusted EBITDA $630 to $650 million Adjusted EBITDA Margin 57% AppLovin Corporation / 2Q24 Shareholder Letter 2 1We have not provided the forward-looking GAAP equivalents for forward-looking non-GAAP metrics, specifically Adjusted EBITDA and Adjusted EBITDA margin, or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results. We have provided historical reconciliations of GAAP to non-GAAP metrics in tables at the end of this letter.

2Q24

Financial Overview

ALL COMPARISONS ARE TO 2Q23 UNLESS OTHERWISE NOTED.

Revenue was $1.08 billion, an increase of 44%.

Software Platform revenue grew 75% to $711 million. Segment Adjusted EBITDA increased 91% to $520 million, a 73% Adjusted EBITDA margin.

Apps revenue grew 7% to $369 million. Segment Adjusted EBITDA increased 33% to $81 million, a 22% margin.

Net Income was $310 million, a net margin of 29% compared to a net income of $80 million and a net margin of 11%.

Adjusted EBITDA increased 80% to $601 million, an Adjusted EBITDA margin of 56%.

Cash Flow: We generated $455 million of net cash from operating activities and $446 million of Free Cash Flow.



Revenue
($ millions)
$750
$864
$953
$1,058
$1,080
Q223
Q323
Q423
Q124
Q224



Net Income
Adjusted EBITDA
($ millions)
Net Income
Adjusted EBITDA
$80
$334
$109
$419
$172
$476
$236
$549
$310
$601
Q223
Q323
Q423
Q124
Q224
(As % Revenue)
44%
49%
50%
52%
56%
11%
13%
18%
22%
29%
Q223
Q323
Q423
Q124
Q224



Software Platform Revenue
($ millions)
$406
$504
$576
$678
$711
Q223
Q323
Q423
Q124
Q224



Software Platform
Adjusted EBITDA
($ millions, as a % of revenue)
$273
$364
$420
$492
$520
67%
72%
73%
73%
73%
Q223
Q323
Q423
Q124
Q224



Cash Flow and Shares
Outstanding
($ and shares in millions)
Cash Flow from Operations
Free Cash Flow
Shares Outstanding
348
336
340
329
334
$230
$221
$199
$194
$344
$340
$393
$388
$455
$446
Q223
Q323
Q423
Q124
Q224

Note: Totals may not sum due to rounding

[1] Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow are non-GAAP measures. Please see "Non-GAAP Financial Measures" and the reconciliation from GAAP to non-GAAP measures in the Appendix.

Software Platform Update Our Software Platform segment continued to grow consecutively in the second quarter, with Software Platform revenue of $711 million, up 75% year-over-year, driven by AXON improvements through ongoing self-learning and directed model enhancements. Our technology contributed to enhanced growth opportunities for our advertising partners at greater scale. Software Platform Adjusted EBITDA grew 91% year-over-year to $520 million at an Adjusted EBITDA margin of 73% with ongoing cost management efforts enabling significant flow-through of revenue growth to Adjusted EBITDA. $406 $504 $576 $678 $711 2Q23 3Q23 4Q23 1Q24 2Q24 $273 $364 $420 $492 $520 67% 72% 73% 73% 73% 2Q23 3Q23 4Q23 1Q24 2Q24 AppLovin Corporation / 2Q24 Shareholder Letter 4 Software Platform Revenue ($ millions) Software Platform Adjusted EBITDA ($ millions, as % revenue)

Apps Update

In the second quarter, our Apps segment revenue grew 7% year-over-year to $369 million while our Apps Adjusted EBITDA was $81 million at an Adjusted EBITDA margin of 22%. Improvement in Adjusted EBITDA margin during the quarter was the result of reduced user acquisition spend. We will continue to manage user acquisition costs as a function of game opportunities with the goal of profit maximization.



Apps Revenue
($ millions)
$344
$360
$377
$380
$369
2Q23
3Q23
4Q23
1Q24
2Q24



Apps Adjusted EBITDA
($ millions, as % revenue)
$61
$55
$56
$57
$81
18%
15%
15%
15%
22%
2Q23
3Q23
4Q23
1Q24
2Q24

AppLovin Corporation / 2Q24 Shareholder Letter 5

Conclusion As we celebrate the first anniversary of our enhanced AXON technology, we are excited by its potential to continue to improve our position in mobile gaming and enable our expansion into new advertising categories. Our team's dedication to innovation and excellence continues to propel us forward. We are eager to share our journey with you and remain grateful for your ongoing trust and support. Regards, Adam Foroughi, CEO Matt Stumpf, CFO AppLovin Corporation / 2Q24 Shareholder Letter 6

Appendix This shareholder letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “going to,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this letter to shareholders include, but are not limited to, statements regarding our future financial performance, including our expected financial results and guidance, and growth prospects; our long-term goals; our expectations regarding improvements to our AXON technology; our expectations regarding trends impacting our Software Platform, including relating to new advertising verticals and new categories like CTV and Carrier/OEM; our expectations regarding the benefits of our Software Platform to and the growth of our advertising partners; our expectations regarding the growth of our advertising partners, the growth of advertising spending and the advertising ecosystem; our expectations regarding our ability to expand into new supply categories through our new initiatives and expand in eCommerce; our expectations on our cost management efforts, as well as, our plans for user acquisition spend in our Apps segment. The long-term goals presented here are based on our current roadmap and are contingent upon many factors, including our execution, various market conditions, and legal and regulatory factors. These financial goals and any other forward-looking statements illustrate our current thinking and are subject to various risks and uncertainties. Over time, we may also modify our financial goals or pursue alternative objectives and strategies. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties, including changes in our plans or assumptions, which could cause actual results to differ materially from those projected. These risks include our inability to forecast our business effectively, the macroeconomic environment, fluctuations in our results of operations, our ability to execute on our operational and financial priorities, our ability to scale our Software Platform to support new users or verticals, our ability to continue to develop our AXON technology, as well as, expand into new supply and demand verticals, the competitive advertising and mobile app ecosystems, and our inability to adapt to emerging technologies and business models. The forward-looking statements contained in this letter are also subject to other risks and uncertainties, including those more fully described in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024. The forward-looking statements in this letter are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. AppLovin Corporation / 2Q24 Shareholder Letter 7

Non-GAAP Financial Metrics To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), this shareholder letter includes certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow. A reconciliation of each such non-GAAP financial measure to the most directly comparable GAAP measure can be found below. We define Adjusted EBITDA for a particular period as net income before interest expense and loss on settlement of debt, interest income and other, net (excluding certain recurring items), provision for income taxes, amortization, depreciation and write-offs and as further adjusted for non- operating foreign exchange (gains) losses, stock-based compensation expense, transaction-related expense and transaction bonuses, restructuring costs, impairment and loss in connection with sale of long-lived assets, loss (gain) on extinguishments of acquisition-related contingent consideration, lease modification and abandonment of leasehold improvements, change in the fair value of contingent consideration, and loss on disposal of long lived assets. We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue for the same period. We define Free Cash Flow as net cash provided by operating activities less purchases of property and equipment and principal payments on finance leases. We subtract both purchases of property and equipment and payment of finance leases in our calculation of Free Cash Flow because we believe these items represent our ongoing requirements for property and equipment to support our business, regardless of whether we utilize a finance lease to obtain such property or equipment. We believe that the presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations and operating performance, as they are similar to measures reported by our public competitors and are regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA and Adjusted EBITDA margin are key measures we use to assess our financial performance and are also used for internal planning and forecasting purposes. We believe Adjusted EBITDA and Adjusted EBITDA margin are helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. We use Adjusted EBITDA and Adjusted EBITDA margin in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance. We use Free Cash Flow in addition to GAAP measures to help manage our business and prepare budgets and annual planning, and we believe Free Cash Flow provides useful supplemental information to help investors understand underlying trends in our business and our liquidity. These measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP. AppLovin Corporation / 2Q24 Shareholder Letter 8

Key Metrics

We review the following key metrics on a regular basis to evaluate the health of our business, identify trends affecting our performance, prepare financial projections, and make strategic decisions.

Quarterly Key Metrics

Monthly Active Payers (MAPs). We define a MAP as a unique mobile device active on one of our apps in a month that completed at least one In-App Purchases (IAP) during that time period. A consumer who makes IAPs within two separate apps on the same mobile device in a monthly period will be counted as two MAPs. MAPs for a particular time period longer than one month are the average MAPs for each month during that period. We estimate the number of MAPs by aggregating certain data from third-party attribution partners. We estimate that our counted MAPs generated substantially all of our IAP revenue during the three months ending June 30, 2024, and as such, management believes that MAPs are a useful metric to measure the engagement and monetization potential of our games.

Average Revenue Per Monthly Active Payer (ARPMAP). We define ARPMAP as (i) the total IAP Revenue derived from our Apps in a monthly period, divided by (ii) MAPs in that same period. ARPMAP for a particular time period longer than one month is the average ARPMAP for each month during that period. ARPMAP shows how efficiently we are monetizing each MAP.

	2Q 2024	2Q 2023
Monthly Active Payers (millions)	1.6	1.7
Average Revenue per Monthly Active Payer (ARPMAP)	$52	$46

Our key metrics are not based on any standardized industry methodology and are not necessarily calculated in the same manner or comparable to similarly titled measures presented by other companies. Similarly, our key metrics may differ from estimates published by third parties or from similarly titled metrics of our competitors due to differences in methodology. The numbers that we use to calculate MAPs and ARPMAP are based on internal data. While these numbers are based on what we believe to be reasonable judgments and estimates for the applicable period of measurement, there are inherent challenges in measuring usage and engagement. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy.

AppLovin Corporation / 2Q24 Shareholder Letter 9

AppLovin Corporation Condensed Consolidated Balance Sheets (in thousands, except for share and per share data) (unaudited) June 30, 2024 December 31, 2023 Assets Current assets: Cash and cash equivalents $ 460,449 $ 502,152 Accounts receivable, net 1,074,342 953,810 Prepaid expenses and other current assets 125,479 160,201 Total current assets 1,660,270 1,616,163 Property and equipment, net 169,209 173,331 Goodwill 1,821,913 1,842,850 Intangible assets, net 1,101,935 1,292,635 Other assets 516,139 434,208 Total assets $ 5,269,466 $ 5,359,187 Liabilities and stockholders’ equity Current liabilities: Accounts payable $ 387,507 $ 371,702 Accrued and other current liabilities 232,334 278,861 Short-term debt 35,563 215,000 Deferred revenue 74,187 78,559 Total current liabilities 729,591 944,122 Long-term debt 3,482,166 2,905,906 Other non-current liabilities 242,873 252,830 Total liabilities 4,454,630 4,102,858 Stockholders’ equity: Preferred stock, $0.00003 par value—100,000,000 shares authorized, no shares issued and outstanding as of June 30, 2024 and December 31, 2023 — — Class A and Class B Common Stock, $0.00003 par value—1,700,000,000 (Class A 1,500,000,000 and Class B 200,000,000) shares authorized, 334,168,646 (Class A 296,975,825 and Class B 37,192,821) and 339,886,712 (Class A 268,774,090 and Class B 71,112,622) shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively 11 11 Additional paid-in capital 1,172,290 2,134,581 Accumulated other comprehensive loss (90,628) (65,274) Accumulated deficit (266,837) (812,989) Total stockholders’ equity 814,836 1,256,329 Total liabilities and stockholders’ equity $ 5,269,466 $ 5,359,187 AppLovin Corporation / 2Q24 Shareholder Letter 10

AppLovin Corporation

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2024	2023	2024	2023
Revenue	$ 1,080,119	$ 750,165	$ 2,138,234	$ 1,465,570
Costs and expenses:				
Cost of revenue	282,547	258,575	576,695	520,535
Sales and marketing	202,107	192,427	428,794	395,403
Research and development	163,896	137,424	319,219	282,275
General and administrative	40,583	30,411	82,981	74,982
Total costs and expenses	689,133	618,837	1,407,689	1,273,195
Income from operations	390,986	131,328	730,545	192,375
Other income (expense):				
Interest expense	(74,666)	(50,987)	(148,848)	(125,498)
Other income, net	8,947	15,461	11,515	25,572
Total other expense, net	(65,719)	(35,526)	(137,333)	(99,926)
Income before income taxes	325,267	95,802	593,212	92,449
Provision for income taxes	15,298	15,445	47,060	16,610
Net income	309,969	80,357	546,152	75,839
Less: Net income attributable to participating securities	$ 79	$ 318	$ 1,752	$ 299
Net income attributable to common stock—Basic	$ 309,890	$ 80,039	$ 544,400	$ 75,540
Net income attributable to common stock—Diluted	$ 309,893	$ 80,047	$ 544,463	$ 75,547
Net income per share attributable to Class A and Class B common stockholders:				
Basic	$ 0.92	$ 0.22	$ 1.62	$ 0.21
Diluted	$ 0.89	$ 0.22	$ 1.56	$ 0.20
Weighted average common shares used to compute net income per share attributable to Class A and Class B common stockholders:				
Basic	335,681,788	356,957,059	335,785,864	365,013,736
Diluted	347,964,201	366,340,275	348,327,848	373,022,200

AppLovin Corporation / 2Q24 Shareholder Letter 11

AppLovin Corporation Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited) Six Months Ended June 30, 2024 2023 Operating Activities Net income $ 546,152 $ 75,839 Adjustments to reconcile net income to operating activities: Amortization, depreciation and write-offs 221,208 248,100 Stock-based compensation 193,977 164,219 Other 10,300 12,459 Changes in operating assets and liabilities: Accounts receivable (125,185) 33,271 Prepaid expenses and other assets 26,161 (5,128) Accounts payable 15,453 (12,265) Accrued and other liabilities (40,760) 1,961 Net cash provided by operating activities 847,306 518,456 Investing Activities Purchase of non-marketable equity securities (76,333) (16,834) Acquisition of intangible assets (15,089) (38,356) Other investing activities (8,569) (2) Net cash used in investing activities (99,991) (55,192) Financing Activities Repurchases of stock (752,224) (572,101) Principal repayments of debt (677,863) (16,656) Payment of withholding taxes related to net share settlement of equity awards (436,480) (56,603) Payments of licensed asset obligation — (15,254) Proceeds from issuance of debt 1,072,330 — Proceeds from issuance of common stock upon exercise of stock options and purchase of ESPP shares 19,098 8,606 Other financing activities (10,473) (16,105) Net cash used in financing activities (785,612) (668,113) Effect of foreign exchange rate on cash and cash equivalents (3,406) 592 Net decrease in cash and cash equivalents (41,703) (204,257) Cash and cash equivalents at beginning of the period 502,152 1,080,484 Cash and cash equivalents at end of the period $ 460,449 $ 876,227 AppLovin Corporation / 2Q24 Shareholder Letter 12

AppLovin Corporation Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow (in thousands) The following table provides a reconciliation of net cash provided by operating activities to Free Cash Flow for the periods presented: Three Months Ended 2Q23 3Q23 4Q23 1Q24 2Q24 Net cash provided by operating activities $ 229,794 $ 199,066 $ 343,988 $ 392,779 $ 454,527 Less: Purchase of property and equipment (3,749) (183) (244) (227) (3,928) Principal payments on finance leases (5,468) (5,276) (3,979) (4,959) (5,089) Free Cash Flow $ 220,577 $ 193,607 $ 339,765 $ 387,593 $ 445,510 Net cash used in investing activities $ (42,217) $ (15,833) $ (6,804) $ (31,635) $ (68,356) Net cash used in financing activities $ (556,698) $ (724,154) $ (170,524) $ (424,612) $ (361,000) AppLovin Corporation / 2Q24 Shareholder Letter 13

AppLovin Corporation

Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

The following table provides our Adjusted EBITDA and Adjusted EBITDA margin and a reconciliation of Net Income to Adjusted EBITDA for the periods presented:

	Three Months Ended				
	2Q23	**3Q23**	**4Q23**	**1Q24**	**2Q24**
Revenue	$750,165	$864,256	$953,261	$1,058,115	$1,080,119
Net income	$ 80,357	$108,639	$172,233	$ 236,183	$ 309,969
Net Margin	*11 %*	*13 %*	*18 %*	*22 %*	*29 %*
Interest expense	50,987	78,583	71,584	74,182	74,666
Other (income) expense, net	(15,817)	(771)	18,528	(3,397)	(9,241)
Provision for income taxes	15,445	586	6,663	31,762	15,298
Amortization, depreciation and write-offs	119,892	121,797	119,111	112,667	108,541
Loss on disposal of long lived assets	—	—	—	1,646	—
Non-operating foreign exchange loss (gain)	126	(613)	(65)	106	(330)
Stock-based compensation	81,253	110,839	88,049	95,253	98,724
Transaction-related expense	247	231	52	369	485
Restructuring costs	1,024	—	—	—	3,082
Total adjustments	253,157	310,652	303,922	312,588	291,225
Adjusted EBITDA	$333,514	$419,291	$476,155	$ 548,771	$ 601,194
Adjusted EBITDA Margin	*44 %*	*49 %*	*50 %*	*52 %*	*56 %*

AppLovin Corporation / 2Q24 Shareholder Letter 14

AppLovin Corporation

Segment Information

(in thousands)

The following table provides selected financial data for our reportable segments for the periods indicated:

	2Q23	3Q23	4Q23	1Q24	2Q24
Revenue:					
Software Platform	$ 406,063	$ 504,452	$ 576,489	$ 678,370	$ 711,015
Apps	344,102	359,804	376,772	379,745	369,104
Total Revenue	$ 750,165	$ 864,256	$ 953,261	$1,058,115	$1,080,119
Segment Adjusted EBITDA:					
Software Platform	$ 272,886	$ 364,117	$ 420,008	$ 492,020	$ 520,482
Apps	60,628	55,174	56,147	56,751	80,712
Total Segment Adjusted EBITDA	$ 333,514	$ 419,291	$ 476,155	$ 548,771	$ 601,194
Interest expense	(50,987)	(78,583)	(71,584)	(74,182)	(74,666)
Other income (expense), net	15,817	771	(18,528)	3,397	9,241
Amortization, depreciation and write-offs	(119,892)	(121,797)	(119,111)	(112,667)	(108,541)
Loss on disposal of long lived assets	—	—	—	(1,646)	—
Non-operating foreign exchange gain (loss)	(126)	613	65	(106)	330
Stock-based compensation	(81,253)	(110,839)	(88,049)	(95,253)	(98,724)
Transaction-related expense	(247)	(231)	(52)	(369)	(485)
Restructuring costs	(1,024)	—	—	—	(3,082)
Income before provision for tax	$ 95,802	$ 109,225	$ 178,896	$ 267,945	$ 325,267
Segment Adjusted EBITDA Margin:					
Software Platform	67 %	72 %	73 %	73 %	73 %
Apps	18 %	15 %	15 %	15 %	22 %

AppLovin Corporation / 2Q24 Shareholder Letter

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